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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 April 21, 1997
                Date of Report (Date of earliest event reported)



                             Phoenix Network, Inc.
             (Exact name of registrant as specified in its charter)



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
   Delaware                                    0-17909                               84-0881154
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(State or other                              (Commission                          (I.R.S. Employer
 jurisdiction of                             File Number)                        Identification No.)
 incorporation)
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                   1687 Cole Boulevard, Golden, Colorado  80401
                    (Address of principal executive offices)



                              (303) 205-3500
              (Registrant's telephone number, including area code)
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ITEM 5.         OTHER EVENTS.

                On April 23, 1997, Phoenix Network, Inc. (the "Company") and US ONE Communications Corp. (collectively with its subsidiaries "US ONE") announced that they had entered into a letter of intent providing for the merger (the "Merger") of US ONE into the Company, with the Company surviving the Merger. The announcement was made in a joint news release, a copy of which is filed herewith as Exhibit 99.1. In the Merger, stockholders of US ONE would receive approximately 37,500,000 shares of common stock of the Company, representing approximately 50%, on a fully diluted basis, of the surviving entity. The Merger is subject to customary conditions, including negotiation of definitive documentation, regulatory and stockholder approvals, due diligence investigations and the conditions set forth in the letter of intent, which is filed herewith as Exhibit 99.2.

                US ONE is a growth-stage company that has deployed a national telecommunications network of 14 Lucent 5ESS-2000 switches with proprietary software, located in Boston, New York City, Washington, D.C., Atlanta, Tampa, Columbus, Chicago, Minneapolis, Kansas City, Dallas, Denver, Los Angeles, San Francisco and Seattle. US ONE began handling long distance carrier traffic in August 1996 and is presently handling long distance carrier traffic on eight of its switches. Further, US ONE is currently completing the initial build-out of its first competitive local dial tone service operation in New York City, with comprehensive customer field tests now underway. Recently, US ONE has sought investors or strategic partners to provide capital to complete the build-out of its national switching and local dial tone service facilities. In order to conserve cash and focus on its immediate strategic goal of implementing local dial tone service, US ONE recently reduced its work force.

                Since early 1996, a significant part of the Company's business strategy has been to deploy and load long distance traffic on a long distance network system consisting of leased and owned switching equipment in major metropolitan areas and leased transmission facilities between such switching equipment. By relying primarily on leased switching equipment and transmission facilities, the Company intended to deploy its planned network without substantial capital investment. The Merger represents a strategic shift for the Company because, following consummation of the Merger, the Company will directly own US ONE's switching equipment and be responsible for capital expenditures in connection with the acquisition of equipment relating to the operation and maintenance of its network. Further, in addition to retail long distance and local dial tone services, the Company would be reselling such services on a wholesale basis. The Company will require additional capital following the Merger to continue its national switching and local dial tone services rollout.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (c)       Exhibits.

                          99.1 News Release, released on April 23, 1997, announcing the Merger.

                          99.2 Letter of Intent, dated April 21, 1997, between the Company and US ONE, with respect to the Merger.
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                Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 25, 1997                    Phoenix Network, Inc.



                                        By: /s/ Wallace M. Hammond
                                           -------------------------------------
                                            Wallace M. Hammond, President
                                              and Chief Executive Officer
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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

    99.1        News Release, released on April 23, 1997, announcing the Merger.

    99.2 Letter of Intent, dated April 21, 1997, between the Company and US ONE, with respect to the Merger.